UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 24, 2020

MATEON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29397 Agoura Road Suite 107

Agoura Hills, CA 91301

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbols	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Expanded Access Program (EAP) Master Service Agreement between myTomorrow and Mateon Therapeutics Inc. (“Mateon”).

Mateon’s ongoing phase 2 development of OT-101 (Trabedersen) as an immunotherapy for the treatment of cancer shares commonality with potential covid-19 therapies on the basis of the transforming growth factor beta (TGF-β) inhibition mechanism.

Recognizing this potential and the urgency of the global situation early on, Mateon’s has engaged myTomorrows as a regulatory intelligence asset and pre-approval access expert. With regard to the former, myTomorrows will provide regulatory guidance in support of Mateon’s research objectives and Clinical Trial Application (CTA) in the U.K. In parallel to the Clinical Trial launch, myTomorrows will also develop and run an Expanded Access Program for OT-101 in both the U.K. and U.S.

myTomorrows operates as an integrated end-to-end platform serving patients, healthcare providers, and drug developers. myTomorrows offers direct support as a single point of contact for patients with a life-threatening disease where there are limited or no standard approved therapies. These patients and their physicians are provided a personalized report detailing relevant Clinical Trials and pre-approval treatment options. myTomorrows also serves as a global partner for companies developing drugs to treat patients with unmet medical needs through program management at all phases — from patient identification for Clinical Trials to the distribution of investigational drugs around the world.

myTomorrows directly engages with physicians and patients. Requests for access may come in directly to myTomorrows by phone, email, or through an online portal. Physicians and patients will be directed to a member of our Medical team who will guide them through the access process. The response time for an inquiry is no longer than one business day.

An Expanded Access Program (EAP), also known as Early Access Program or Managed Access Program, facilitate access to pre-approval drugs outside of a Clinical Trial. They are typically an option for patients who have high unmet medical need, no suitable options amongst registered drugs and cannot participate in a Clinical Trial.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Incorporation by reference

10.1	Expanded Access Program MSA	Filed herewith.
10.2	Statement of Work	Filed herewith.
10.3	Addendum #1	Filed herewith.
10.4	Data Processing Agreement	Filed herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mateon Therapeutics, Inc.

Date: August 3, 2020		/s/ Vuong Trieu
	By:	Vuong Trieu
Chief Executive Officer

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